Exhibit 5.1

[LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

August 2, 2004

USEC Inc.
Two Democracy Center
6903 Rockledge Drive
Bethesda, MD 20817

RE: USEC Inc. Registration Statement on Form S-8

Dear Ladies and Gentlemen:

     We have acted as special counsel to USEC Inc., a Delaware corporation (the “Company”), in connection with the registration of 5,100,000 shares (the “Shares”) of the Company’s common stock, par value $.10 per share (the “Common Stock”), issuable pursuant to the USEC Inc. 1999 Equity Incentive Plan, as amended (the “Plan”).

     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”).

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-8 as filed with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”); (ii) a specimen certificate representing the Common Stock; (iii) the Certificate of Incorporation of the Company, as currently in effect; (iv) the Amended and Restated By-Laws of the Company, as amended to date and currently in effect; (v) the Plan; (vi) certain resolutions of the Board of Directors of the Company relating to the issuance and sale of the Shares and related matters; and (vii) certain resolutions of the stockholders of the Company relating to the Plan. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other

USEC Inc.
August 2, 2004

documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

     We have also assumed that each award agreement setting forth the terms of each grant of options or other awards under the Plan will be consistent with the Plan and will be duly authorized and validly executed and delivered by the parties thereto.

     We do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

     Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective under the Act, (ii) certificates representing the Shares to be issued under the Plan in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and (iii) such certificates have been delivered and paid for in accordance with the terms and conditions of the Plan at a price per share not less than the per share par value of the Common Stock, the issuance and sale of such Shares will have been duly authorized, and subject to any restrictions imposed by the Plan, such Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP